Exhibit 10.1

FORWARD PURCHASE AGREEMENT Confirmation AMENDMENT

FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT, dated as of April 25, 2023 (“Amendment”), by and among Meteora Special Opportunity Fund I, LP, a Delaware limited partnership (“MSOF”), Meteora Select Trading Opportunities Master, LP, a Cayman Islands limited partnership (“MSTO”) and Meteora Capital Partners, LP, a Delaware limited partnership (“MCP”, and collectively with MSOF and MSTO, “Meteora”)) and Appreciate Holdings, Inc. (“Appreciate”).

Reference is hereby made to the Forward Purchase Agreement Confirmation, dated as of November 20, 2022 (the “Confirmation”), by and among Vellar Opportunity Fund SPV LLC – Series 9 (“Vellar”), PropTech Investment Corporation II, a Delaware corporation (“PropTech”) and RW National Holdings, LLC, a Delaware limited liability company (the “Target”).

By the Assignment and Novation Agreement between the parties dated November 21, 2022 (the “Agreements”), by and among the Meteora, PropTech Investment Corporation II, a Delaware corporation (“PropTech”) and RW National Holdings, LLC, a Delaware limited liability company (the “Target”).

On November 29, 2022, PropTech completed its previously announced business combination transaction with Target and PropTech was renamed “Appreciate.”

On November 29, 2022, Vellar and Appreciate entered into that certain Forward Purchase Agreement Confirmation Amendment.

Capitalized terms not defined herein shall have the meanings assigned to such terms in the Confirmation, as amended.

Further Amendment: The parties hereto agree to amend the Confirmation as follows:

a. The section titled “Reset Price” shall be deleted in its entirety and replaced with the following.

Reset Price	The Reset Price shall be adjusted on the first scheduled trading day of each month (each a “Reset Date”) commencing on the first calendar month following the closing of the Business Combination to be the lowest of (A) $5.00 and (B) the greater of (i) $1.50 and (ii) the VWAP Price of the Shares of the last ten (10) trading days of the prior calendar month; provided that the Reset Price may be further reduced pursuant to a Dilutive Offering Reset.

b. The section titled “Prepayment Shortfall” shall be deleted in its entirety and replaced with the following.

Prepayment Shortfall

An amount in USD equal to 5% of the product of the Number of Shares and the Initial Price; Appreciate acknowledges that that Meteora satisfied the Prepayment Shortfall in full on the Prepayment Date.

An amount in USD equal to 5% of the product of the Number of Shares and the Initial Price; Seller paid 100% of the Prepayment Shortfall to Counterparty on the Prepayment Date (which amount was netted from the Prepayment Amount) and Appreciate acknowledges that no other amount is due from Seller with respect to the Prepayment Shortfall.

No Other Amendments. All other terms and conditions of the Confirmation, as amended shall remain in full force and effect and the Confirmation, as amended shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Confirmation, as amended and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Confirmation, as amended are ratified and confirmed and continue in full force and effect. All parties hereby agree that the Confirmation, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

METEORA SPECIAL OPPORTUNITY FUND I, LP

By:	/s/ Vikas Mittal
	Name:	Vikas Mittal
	Title:	Managing Member

METEORA SELECT TRADING OPPORTUNITIES MASTER, LP

By:	/s/ Vikas Mittal
	Name:	Vikas Mittal
	Title:	Managing Member

METEORA CAPITAL PARTNERS, LP

By:	/s/ Vikas Mittal
	Name:	Vikas Mittal
	Title:	Managing Member

APPRECIATE HOLDINGS, INC.

By:	/s/ Christopher A. Laurence
	Name:	Christopher A. Laurence
	Title:	Chief Executive Officer